SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission (as permitted by Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14A-11(c) or Rule 14A-12

                                  CYTODYN, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
         (2)    Form, Schedule or Registration Statement No.:
         (3)    Filing Party:
         (4)    Date Filed:

                                  CYTODYN, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 2007

TO OUR SHAREHOLDERS:

     You are cordially invited to the Annual Meeting of Shareholders of CytoDyn, Inc., a Colorado Corporation. The meeting will be held on Sunday April 15, 2007 at 10:00 a.m., local time, at the Albuquerque Marriott Pyramid North, 5151 San Francisco Road NE, Albuquerque, NM 87109 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect Five (5) Board of Directors to serve a 1 year term until the next Annual Meeting.

     2. To ratify the appointment of Pender Newkirk & Company, LLP as auditors for the year ending May 31, 2007.

     3. To approve the terms of a private placement of $3.25 million for 6.5 millions shares of our common stock at a price of $.50 per share and the terms of our agreement with placement agent Capital Growth Resources for this private placement.

     4. To Amend the 2005 Stock Incentive Plan by increasing the number of shares of our common stock available for grant by one million (1,000,000) in order to attract and retain key personnel

     5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this notice.

     Only the our Shareholders of record at the close of business on February 15, 2007 are entitled to notice of and to vote at the Annual Meeting.

     All Shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy Statement as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any Shareholder attending the Annual Meeting may vote in person even if he or she has returned a Proxy Statement.

                                                  FOR THE BOARD OF DIRECTORS


                                                  /s/ Allen D. Allen
                                                  Allen D. Allen, Chairman
                                                  Executive Officer and Director


                             YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                  CYTODYN, INC.
                                ________________

                          PROXY STATEMENT FOR THE 2006
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 2007
                                ________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy Statement is solicited on behalf of the Board of Directors of CytoDyn, Inc., for use at the Annual Meeting of Shareholders to be held Sunday April 15, 2007 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Albuquerque Marriott Pyramid North, 5151 San Francisco Road NE, Albuquerque, NM 87109. The telephone number at that location is 505-821-3333.

Record Date and Principal Share Ownership

     Holders of Shares of our common stock of record at the close of business on February 15, 2007 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Shares of our common stock are our only class of voting securities. As of the Record Date, approximately 11,297,264 Shares of our common stock were issued and outstanding and held of record by approximately 385 Shareholders.

Revocability of Proxies

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Any Proxy Statement given by a Shareholder may be revoked or superseded by executing a later dated Proxy Statement, by giving notice of revocation to Secretary, CytoDyn, Inc., 227 E Palace, Suite M, Santa Fe, New Mexico 87501 in writing prior to or at the Annual Meeting or by attending the Meeting and voting in person.

Shareholders Sharing the Same Last Name and Address

     In accordance with notices we sent to certain Shareholders, we are sending only one copy of our Annual Report and Proxy Statement to Shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

     If you received a householded mailing this year and you would like to have additional copies of Annual Report and/or Proxy Statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Secretary, CytoDyn, Inc., 227 E. Palace Ave, Suite M, Santa Fe, NM 87501.

Voting and Solicitation

     Each Shareholder is entitled to one vote for each Share held as of the Record Date. Shareholders will not be entitled to cumulate their votes in the election of Directors.

     The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of Shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by our directors, officers, and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-votes

     Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the Annual Meeting who will determine whether or not a quorum is present.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of Shares of our common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as Shares entitled to vote at the Annual Meeting with respect to such matter.

     Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting for the purpose of determining whether a quorum is present. Broker non-votes occur when Shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and
(2) the broker lacks discretionary authority to vote the Shares.

     Abstentions will be treated as Shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the Shares present and entitled to vote. Accordingly, abstentions will have the same effect as a vote against the proposal. With respect to Shares relating to any Proxy Statement as to which a broker non-vote is indicated on a proposal, those Shares will not be considered present and entitled to vote with respect to any such proposal. Thus, a broker non-vote will not affect the outcome of the voting on a proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of Directors, who will be elected by a plurality of the affirmative votes cast.

     Any Proxy Statement which is returned using the form of Proxy Statement enclosed and which is not marked as to a particular item will be voted for the election of Five (5) Board of Directors to serve a 1 year term until the next Annual Meeting, for the ratification of the appointment of Pender Newkirk & Company, LLP as auditors for the year ending May 31, 2007, for the approval of the terms of a private placement of $3.25 million for 6.5 million shares of our Common Stock at a price of $.50 per share and the terms of our agreement with placement agent Capital Growth Resources for this private placement, for amending the 2005 Stock Incentive Plan by increasing the number of Shares available for grant by one million (1,000,000) in order to attract and retain key personnel, and to transact such other business as may properly come before the Meeting or any adjournment thereof and as the Proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the items not marked.


Other Business; Shareholder Proposals

     We do not intend to present any other business for action at the Annual
Meeting and do not know of any other business to be presented by others.

     Pursuant to our bylaws, in order for business to be properly brought by a Shareholder before an Annual Meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our Proxy Statement was released to Shareholders in connection with the preceding year's Annual Meeting. We did not receive any such notices from our Shareholders for matters to be considered at the Annual Meeting.

     Under Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's
Proxy Statement, then we will be allowed to use our discretionary voting authority under Proxies solicited by us when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement. We were not notified of any Shareholder proposals to be addressed at our Annual
Meeting, and will therefore be allowed to use our discretionary voting authority if any Shareholder proposals are raised at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of our common stock as of May 31, 2006, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of the Executive Officers named in the Summary
Compensation Table, and (iv) all of our Directors and Executive Officers as a group.

                                                    Amount And Nature of        Approximate
 Name And Address of Beneficial Owner (1)        Beneficial Ownership (2)(3)   Percent Owned
 ---------------------------------------------   ---------------------------   -------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Allen D. Allen                                         2,170,087                   18.8%
Wellington A. Ewen                                       202,734                    1.76%
Corinne E. Allen                                       1,632,093                   14.2%
Gregory A. Gould                                          29,609                    *
Stacia Andrews                                            19,226                    *
Ronald J. Tropp                                           85,000                    *
UTEK Corporation - (not officers or directors)         2,040,000                   18%
All Officers and Directors as a Group                  4,138,749                   34.76%

______________________
*    Less than 1%

(1) Unless otherwise indicated, the business address of each Shareholder is c/o CytoDyn, Inc., 227 E. Palace Ave, Suite M, Santa Fe, New Mexico 87501.

(2) Each Shareholder has sole voting and investment power for the Shares they beneficially own. This table is based upon information supplied by Officers, Directors, Principal Shareholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of March 1, 2007, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the Shareholders named in the table have sole voting and investment power with respect to all Shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)  Includes options that have been granted and vested :

     Mr. Allen has options to purchase 75,000 Shares of common stock., 38,672 have vested, none have been exercised to date.

     Mr. Ewen has options to purchase 150,000 Shares of common stock in connection with an employment agreement. Mr. Ewen's also received another 75,000 options for his service on the Board of Directors, 202,734 Shares have vested, none have yet been exercised to date.

     Ms. Allen has options to purchase 75,000 Shares of common stock. 38,672 have vested. None have been exercised to date.

     Mr. Gould has options to purchase 50,000 Shares of common stock, 24,609 have vested. None have been exercised to date.

     Mrs. Andrews has options to purchase 35,000 Shares of common stock, 18,281 have vested. None have been exercised to date.

     Mr. Tropp has options to purchase 85,000 Shares for his prior service on the Board. All 85,000 Shares have vested. None have been exercised to date.

     We know of no arrangements concerning anyone's ownership of Stock, which may, at a subsequent date, result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, Officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms submitted to us during the year ended May 31, 2006, we believe that all Section 16(a) filing requirements applicable to our Officers and Directors were complied with.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Director and Nominees for Director

     Our Board of Directors currently consists of five persons, all of whom are standing for reelection at the Annual Meeting. In the event that any person nominated as a Director becomes unavailable or declines to serve as a Director at the time of the Annual Meeting, the proxy holders will vote the Proxy

Statements in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The name of the nominees for election to the Board of Directors at the Annual Meeting, age as of the Record Date, and certain information are set forth below.

            Name               Age          Principal Occupation
      ---------------------    ---    ------------------------------------
      Allen D. Allen           70     Chief Executive Officer, CytoDyn
      Corinne E. Allen         39     Vice President Business Development,
                                      Treasurer, CytoDyn
      Gregory A. Gould         40     CFO of SeraCare Life Sciences, Inc.
      Ronald J. Tropp          63     Corporate Attorney
      Wellington A. Ewen       66     Chief Financial Officer, CytoDyn


     Allen D. Allen. Mr. Allen has been Chairman of our Board,President and Chief Executive Officer since October, 2003. Before joining CytoDyn, he was the Chairman of the Board of Directors and Chief Executive Officer of CytoDyn of New Mexico, Inc., since its inception in 1994. From 1990 to 1994 he was a research associate with Olive View-UCLA Medical Center where he collaborated and published with various medical professors original research on HIV, dermatology and general immunology and was the co-investigator on an autologous vaccine study. From1986 to 1990 Mr. Allen was director of scientific affairs, Center for Viral Diseases, Northridge, California, where he conducted and published original research on a large cohort of patients with complex constellations of neuroimmunologic complaints. From 1971 to 1986 he was president of Algorithms, Incorporated where he conducted and published original research in the areas of artificial intelligence, perception, man and machine systems and societal engineering. Over the past thirty years, he has published numerous papers in the peer review science and medical journals. He has also served as an investigator on clinical research sponsored by major pharmaceutical companies, such as Ortho Biotech, Johnson & Johnson, and Sanofi-Winthrop. Mr. Allen invented and patented the family of HIV/AIDS therapies licensed to CytoDyn. He is a member of the American Physical Society and the American Federation of Scientists, a life member of the Institute of Electrical and Electronics Engineers, and a founding member of the Editorial Board of Physics Essays. Mr. Allen received an Associates of Arts degree from the University of California at Berkeley in 1957 and attended the University of California at Los Angeles from 1957 to 1959. In 1953 he received a national ARS Student Award in aeronautics from the American Rocket Society (now the Institute of Aeronautics and Astronautics). Mr. Allen is the father of Corinne E. Allen, our Vice President of Business Development.

     Corinne E. Allen, CPA. Ms. Allen has been a Director and Treasurer since October 2003, and was until May 2004, the Chief Financial Officer and until September 2006 the Secretary. In May 2004, Ms. Allen became the Vice President of Business Development. From April 1995 to October 2003, she served as Secretary and Treasurer of CytoDyn of New Mexico, Inc. where she was also a Director from June, 1994 to October 2003. Ms. Allen is a licensed Certified Public Accountant. From 1999 to 2003, Ms. Allen was employed as a senior manager at Deloitte & Touche, and, from 1992 to 1998 was a CPA at Hallquist Jones P.C.

She has over 17 years experience in the accounting industry. Ms. Allen received a B.S. in Business Administration from California State University Northridge with a specialty in Accounting Theory and Practice in 1992. She has been a Certified Public Accountant since January 1997. Ms. Allen is the daughter of Allen D. Allen.

     Wellington A. Ewen, CPA, MBA. Mr. Ewen, has been Chief Financial Officer since May 6, 2004. From 1988 until 2000, Mr. Ewen was owner of Wellington Ewen & Associates in Malibu, California, which represented many clients as financial and accounting consultants. He also served as financial and accounting officer for several development stage pharmaceutical companies, including Entropin, Inc. from April 1998 to June, 2000. From February, 1999 until his resignation in 2000, he was the chief financial officer of Amerimmune, Inc. From January, 2000 to July, 2000, he also served as a manager at PriceWaterHouseCoopers in Los Angeles, California. Mr. Ewen is currently licensed as a CPA in Oregon. He received his Bachelor of Science in 1963 and Master of Business Administration from Cornell University in 1964.

     Gregory A. Gould, CPA, Director, Audit Committee Mr. Gould has worked in the life sciences industry for the past decade as a senior executive. Until its acquisition by QLT, Inc. for approximately $850 million in November of 2004, Mr. Gould served as Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc. Atrix was a Nasdaq company with over $60 million in annualized revenues and 160 employees in two countries From February of 1996 until its acquisition by KRG Capital Partners in October of 2003, Mr. Gould was the Director of Finance, and then Chief Financial Officer and Treasurer of Colorado MEDtech, a Nasdaq company with over $77 million in annualized revenues and 500 employees located in four States. Mr. Gould received his B.S. in Business Administration form the University of Colorado at Boulder in 1989. He is a Certified Public Accountant in Colorado and a member of the Colorado Society of Certified Public Accountants. Mr. Gould is currently the CFO of SeraCare Life Sciences, Inc.

     Ronald J. Tropp, Esq. Mr. Tropp is an attorney admitted to practice in New York and California. He is a graduate of Swarthmore College and the University of Wisconsin at Madison Law School. He has been a Director since October, 2003, and, prior to that time, served as Director for CytoDyn of New Mexico, Inc. He is an attorney, admitted to practice in New York and California. He has practiced entertainment and transactional law for over 25 years and has been representing CytoDyn of New Mexico, Inc. since the Fall of 1999. Previously, he served as corporate counsel and director for Pacific Coast Medical Enterprises, which owned five acute care hospitals in Southern California.

Vote Required

     The nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted for them shall be elected to the Board of Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Colorado law.

Recommendation of the Board of Directors

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

Board Meetings, Committees and Directors Compensation

     Although we have no formal policy requiring Director attendance at Annual Meetings of Shareholders, Directors are encouraged to attend the Annual Meetings of Shareholders.

Audit Committee

     The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are Gregory A. Gould, Corinne E. Allen and Wellington Ewen. The Board of Directors has determined that Mr. Gould is an "audit committee financial expert" as defined by SEC regulations.

Compensation Committee

     Gregory A. Gould and Ronald J. Tropp, Esq. are members of our Compensation Committee. The Compensation Committee, among other things, sets executive compensation guidelines, recommends the compensation of our Chief Executive Officer and Board of Directors and approves the compensation of other executive officers.

Nominating Committee

     We do not have a separate Nominating Committee. Instead, the full Board of Directors reviews and makes recommendations regarding candidates for service on the Board of Directors.

     It is our policy that Director candidates recommended by Shareholders will be given appropriate consideration in the same manner as other Director candidates presented to the Board of Directors. Shareholders who wish to submit a Director candidate for consideration by the Board of Directors may do so by submitting a comprehensive written resume of the recommended nominee's business and educational experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a Director. Shareholders should send their written recommendations of nominees accompanied by the candidate's resume and consent to: Board of Directors, c/o CytoDyn, 227 E. Palace Ave, Suite M, Santa Fe, New Mexico 87501. No director nominations by Shareholders have been received as of the filing of this Proxy Statement.

Shareholder Communications to the Board of Directors

     Shareholders may submit communications to our Board of Directors or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o CytoDyn, Inc., 227 E Palace Avenue, Suite M, Santa Fe, New Mexico 87501. Shareholders should identify in their communication the addressee whether it is our Board of Directors or any individual member of the Board of Directors. Shareholder communications will be forwarded to our Secretary. Our Secretary will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee on our Board of Directors or if the communication is addressed generally to our Board of Directors to our Chairperson of the Board of Directors.


Compensation of Directors

      Our Directors receive 25,000 stock options each year for their services as Directors. The Shares vest 25% immediately and the remaining Shares vest monthly over twelve months. The Directors receive no cash compensation.

                      Option/SAR Grants in Last Fiscal Year
                           Individual Employee Grants

                  (a)                        (b)             (c)           (d)          (e)
                                                         % of Total
                                                        Options/SARS
                                           Number of     Granted to     Exercise
                                          Underlying    Employees in     Price
                                         Options/SARS    Fiscal Year   per Shares   Expiration
           Name                           Granted (#)      5/31/06       ($/Sh)        Date
----------------------------------------------------------------------------------------------
Allen D. Allen, CEO                         25,000            4%          2.95       3/20/2016
Wellington Ewen, CFO, Director              25,000            4%          2.68       3/20/2016
Corinne Allen Vice President, Director      25,000            4%          2.95       3/20/2016
Gregory A Gould, Director                   25,000            4%          2.28       3/20/2016
Ronald J. Tropp, Director                   85,000           13%          2.28       3/20/2016

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          And FY-End Option/SAR Values

             (a)                             (b)            (c)               (d)              (e)
                                                                       # of Securities       Value of
                                                                          Underlying       Unexercised
                                                                         Unexercised       In-the-money
                                                                        Options at FYE      Options at
                                           Shares                      May 31, 2006 (#)    FYE ($) (1)
                                         Acquired On       Value         Exercisable/      Exercisable/
           Name                          Exercise (#)   Realized ($)    Unexercisable     Unexercisable
Allen D. Allen, CEO                           0              0           10,547/14,453         0/0
Wellington Ewen, CFO, Director                0              0          110,547/64,453      175,000/0
Corinne Allen Vice President, Director        0              0           10,547/14,453         0/0
Gregory A Gould, Director                     0              0           10,547/14,453     2,320/3,180
Ronald J. Tropp, Director                     0              0             85,000/0          18,700/0

(1) Represents the difference between the fair market value of common stock underlying the option and the exercise price at FYE May 31, 2006 Fair market value of the common stock on May 31, 2006 was $2.50 per Share.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2006, no member of our Board of Directors or Executive Officer served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors.

RELATED PARTY AND CERTAIN TRANSACTIONS

     Related Party Transactions, Actual or Proposed, In Last 2 Years. We propose to be, or during the last two years were, party to certain transactions involving amounts in excess of $120,000, in which our Directors, Executive Officers, others hold more than 5% of any class of our securities, or their immediate family members, had or will have a material interest. The interested parties and transactions are described below.

     Services Provided by Ronald J. Tropp. Director, Ronald J. Tropp, Esq., has provided legal services to us and to CytoDyn of New Mexico, Inc. for a number of years. Currently, we owe him the sum of $46,985 for these services. Mr. Tropp received 60,000 options as partial payment of his services. We anticipate that Mr. Tropp will provide additional legal services to us in the future.

     Note Given and Debt Owed to Allen D. Allen. In January 2004 we issued to Allen D. Allen, our President, Chief Executive Officer and the Chairman of our Board of Directors, a non interest bearing promissory note, payable on demand, in the original principal amount of $22,788 The note reflects advances made to us by Mr. Allen during the years ending on May 31, 2003 and May 31, 2004.. The sum owed does not bear interest and is payable on demand. As of May 31, 2006 debt owed to Allen D. Allen increased by an additional $9,681 The total debt owed to Mr. Allen is $32,468.

     Notes Given to Corinne Allen. In January 2004, we issued to Corinne E. Allen, our Vice President of Business Development, Treasurer and Director, two non interest bearing promissory notes, each payable on demand, in the original principal amounts of $50,000 and $38,906. The notes reflected advances made to us by Ms. Allen during the years ending on May 31, 2003 and May 31, 2004. The $50,000 note was paid in full in February, 2004. The $38,906 note remains outstanding and does not bear interest.


                         EXECUTIVE OFFICER COMPENSATION

      The following table provides an overview of compensation that we paid to our Named Executive Officers for the fiscal years ended May 31, 2006, 2005, 2004 and 2003


                                                                                 Long-Term
                                                                               Compensation
                                                                                  Awards
                                                   Annual Compensation          Securities     All Other
                                                   -------------------          Underlying    Compensation
Name and Principal Position                 Year   ($)Salary (1)   Bonus ($)    Options (2)       ($)*
---------------------------                 ----   -------------   ---------    -----------       ----
Allen D. Allen                              2004       98,000          0                0           0
   President and Chief Executive Officer    2005       98,000          0                0           0
                                            2006      150,000          0           50,000           0
Wellington Ewen, Chief Financial Officer    2004            0          0           50,000           0
                                            2005            0          0           50,000           0
                                            2006            0          0          150,000           0
Corinne E. Allen                            2004       50,000          0                0           0
    Vice President Business Development     2005       60,000          0                0           0
                                            2006      100,000          0           50,000           0

(1) Salaries listed above are as approved by Board of Directors, although the actually salaries paid was $ 0 $32,668 $90,333 for Mr. Allen fiscal years 2004, 2005, 2006 and Ms. Allen was approved for salary of $100,000 February 2006, she was paid $55,833 for the fiscal year 2006 and the remainder was accrued. In prior years her salary was under $100,000.

(2) Total number of shares granted, as awarded under our 2005 Stock Incentive Plan or other Employment Agreement.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing Compensation Committee Report shall not be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filing.

     The Compensation Committee of the Board of Directors, comprising two non-employee directors, oversees our executive compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. Our compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to our performance and stockholder return.

     Compensation Philosophy. Our overall executive compensation philosophy is based on a series of guiding principles derived from our values, business strategy, and management requirements. These principles are summarized as follows:

          o Provide competitive levels of total compensation which will enable us to attract and retain the best possible executive talent;
          o    Motivate executives to achieve optimum performance for us;
          o Align the financial interest of executives and stockholders through equity-based plans; and
          o Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation and benefits of our Chief Executive Officer and for approving the compensation and benefits of our other executive officers. In addition, the Compensation Committee sets our executive compensation guidelines and reviews, approves and evaluates our executive compensation plans, policies and programs. There are two major components to our executive compensation: base salary, as well as potential long-term compensation in the form of equity awards, which may include stock options and shares of restricted stock. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in recommending and approving each element of compensation.

     1. Base Salary. In recommending compensation levels for our Chief Executive Officer or setting compensation levels for our other executive officers, the Compensation Committee reviews competitive information relating to compensation levels for comparable positions at pharmaceutical and other life sciences companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base and potential bonus compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to our success.

     2. Long-Term Incentives. Our 2005 Stock Incentive Plan provides for the grant of stock options, restricted stock awards and performance shares to qualified employees and officers. Equity awards, which may include stock options and restricted stock grants, are provided to our executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of our equity.

     2005 Compensation for the Chief Executive Officer. In recommending Mr. Allen's salary for 2006 for Board approval, the Compensation Committee considered competitive compensation data for chief executive officers and presidents of similar companies within the life sciences industry, taking into account Mr. Allen's experience and knowledge. Based upon this review, the Compensation Committee found that Mr. Allen's total compensation (and, in the case of severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. Mr. Allen's annual salary for fiscal year May 31, 2006 was $150,000, however due to our cash constraints, he was paid $90,333 and the remainder has been accrued.

     Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation. Section 162(m) of the United States Internal Revenue Code of 1986, as amended, (the "Code") may limit our ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the our Chief Executive Officer and our four other highest paid executive officers in any one fiscal year. None of our executive officers received any such compensation in excess of this limit during fiscal 2006.

     Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve our ability to deduct the compensation income associated with equity awards granted to such person, for the purposes of
Section 162(m) of the Code, the 2005 Stock Incentive Plan provides that no employee may be granted, in any of one calendar year, options relating to more than 400,000 shares of common stock and restricted shares and performance shares relating to more than 100,000 shares of common stock. In addition, the 2005 Stock Incentive Plan provides that in connection with an employee's initial employment, the employee may be granted options relating to up to 800,000 shares of common stock and restricted shares and performance shares relating to up to 200,000 shares of common stock. To the extent grants under the 2005 Stock Incentive Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Code.


Respectfully submitted,
Gregory A. Gould, CPA
Ronald J. Tropp, Esq.




                             STOCK PERFORMANCE GRAPH

Please See Exhibit 99.1

                                 PROPOSAL NO. 2

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Approval of Services. The Board of Directors has resolved to establish an Audit Committee composed of Wellington Ewen, our Chief Financial Officer, Corinne Allen, a Director and our Vice President of Business Development, and Gregory A. Gould, Director.

     Audit Fees. The aggregate fees billed during the fiscal years ended May 31, 2006 and 2005 for professional services rendered by our prior principal accounting firm, Cordovano and Honeck, P.C., for the audit of the financial services included in the Form 10-KSB, and for the review of the interim condensed financial statements included in the Form 10-QSB, were approximately $15,900 and $9,780, respectively. Included are fees associated with the review by Cordovano and Honeck, P.C. of a registration statement filed with the SEC and the related issuance of independent accountant consent letters.

     Audit Related Fees. The aggregate fees billed during the fiscal years ended May 31, 2006 and 2005 for assurance and related services rendered by our prior principal accounting firm, Cordovano and Honeck, P.C., were approximately $0 and $0 respectively. Assurance and related service fees include the audit of employee benefit plan financial statements and audit-related due diligence assistance on potential acquisitions.

     Tax Compliance/Preparation Fees. The aggregate fees billed during the fiscal years ended May 31, 2006 and 2005 for professional services rendered by our prior principal accounting firm, Cordovano and Honeck, P.C., for tax compliance, tax advice, and tax planning were approximately $0 & $0, respectively. Tax compliance services include the preparation of income tax returns filed with the Internal Revenue Service. Tax advice and planning services included assistance with implementation of tax planning strategies and consultation on other tax matters.

     All Other Fees. The aggregate fees billed during the fiscal years ended May 31, 2006 and 2005 for all other professional services rendered by our prior principal accounting firm, Cordovano and Honeck, P.C., were approximately $0 and $896, respectively. Other services consisted of assistance with the interpretation of new accounting standards and other related services.

The following is a summary of the fees billed to us by Cordovano and Honeck, P.C. for professional services rendered for the fiscal years ended May 31, 2006 and 2005:

                                                Fiscal        Fiscal
                                                 2006          2005
Fee Category                                     Fees          Fees
------------                                     ----          ----
Audit Fees                                     $15,900       $ 9,780
Audit Related Fees                             $     0       $     0
Tax Fees                                       $     0       $     0
All Other Fees                                 $     0       $   896
                                               -------       -------
Total Fees                                     $15,900       $10,676
                                               =======       =======

     Cordovano and Honeck, P.C. audited our financial statements annually from May, 2002 through May 31, 2006. We have retained Pender Newkirk & Co as our independent accounting firm for fiscal year May 31, 2007, after approval by the Audit Committee. Fees are $4,000 per month and will be billed for any additional work done outside the scope of any quarterly reviews or annual audit.

Vote Required

     Ratification of the appointment of Pender Newkirk & Company, LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2007 will require the affirmative vote of the majority of the shareholders present in person or by Proxy Statement at the Annual Meeting and entitled to vote. Proxy Statements solicited by management for which no specific direction is included will be voted "for" the ratification of Pender Newkirk & Company, LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2007.

Recommendation of the Board of Directors

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PENDER NEWKIRK & COMPANY, llp AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING May 31, 2007.


                                 PROPOSAL NO. 3

           APPROVAL OF PRIVATE PLACEMENT MEMORANDUM AND CAPITAL GROWTH RESOURCES AS PLACEMENT AGENT TO RAISE $3.25 MILLION IN CAPITAL

     We intend to offer for sale Memorandum a minimum of 500,000 shares of our common stock and up to a maximum of 6,500,000 shares of common stock at a price of $0.50 per share. The minimum investment is $25,000.

     The Shares would be sold in the U.S. through Capital Growth Resources, the Placement Agent, who has entered into a Private Placement Agreement with us, whereby the Placement Agent will be compensated with a cash commission of ten percent (10%) and a cash non-accountable expense fee of three percent (3%) of the purchase price of the Shares as well as warrants to purchase, at a strike price of $0.50, 13% of the total number of Shares sold in the Offering, which will be exercisable for five years.

     This Offering is limited to "accredited investors", as that term is defined under Regulation D as promulgated under the Securities Act of 1933, and will commence on the date of the Private Placement Memorandum and will terminate 180 days from the date of the Memorandum unless extended by us for an additional 90 days. Minimum Investment is 50,000 Shares.

     The Shares will be issued as restricted securities. The Offering is being made initially solely to accredited investors pursuant to Regulation D, Rule 505, promulgated under the Securities Act of 1933. As a result, the Shares will be subject to restrictions on transfer and will be transferable only if they are registered or an exemption from registration is available. We may later amend the Offering to permit a limited number of non-acccredited investors.

     We will use our best efforts to register all of the Shares purchased in the Offering within sixty (60) days after the close of the Offering once a minimum of $2,000,000 has been raised.

USE OF PROCEEDS

     We expect to use the proceeds of the Offering substantially as follows and to apply the proceeds in the following order of priority:

                                  Minimum                   Maximum
                                  Proceeds         %        Proceeds      %
                                  --------       ----      ----------   ----
Total Proceeds                    $250,000        100      $3,250,000    100
Less:
Commissions                         25,000         10         325,000     10
Nonaccountable Expense Fee           7,500          3          97,500      3
Offering Expenses                   20,000          8          20,000    0.6

     Total Offering Expenses        52,500         21         442,500   13.6

Net Proceeds from Offering        $197,500         79%     $2,807,500   86.4%

Use of Proceeds:                    allocation of net       allocation of net

Domestic and European patents             25,000                   25,000
Legal & accounting fees                   32,000                   88,000
Registration of shares                         0                   40,000
Repayment of debt                              0                  337,000
Executive salaries                        91,000                  250,000
Investor Relations                        11,500                   35,000
Phase 1 Trial of DNA Plasmid                   0                2,000,000
Working Capital                           38,000                   32,500

Total                                   $197,500               $2,807,500

     This is our best estimate of the allocation of the net proceeds from the Offering. If we receive the total proceeds from the Offering, we should have enough financing to be able to operate for about 12 months. The Board of Directors may decide to reallocate proceeds and priorities if the needs of our operations change.

Dilution

     Dilution is the difference between the purchase price paid by the investors for their Stock and the net tangible book value of the securities after the Offering. The net tangible book value of a security is equal to our tangible net worth (tangible assets minus total liabilities) divided by the total number of shares of the security outstanding. Before the Offering, our tangible net worth was $(.05). The following table illustrates the dilution on a per share basis of our common stock, assumes the sale of all 6,500,000 Shares offered.

       Investors' offering price per Share of common stock                $0.50
       Net tangible book value per Share of common stock prior to
        the Offering                                                      $(.05)
       Increase to common stock's book value attributable to the sale
        of the Shares offered herein and exercise                         $0.20
       Pro forma net tangible book value after the Offering               $0.15
       Dilution to the investors                                          $0.35

Vote Required

     Approval to increase the number of Shares authorized will require the affirmative vote of the holders of a majority of the Shares present in person or by Proxy Statement at the Annual Meeting and entitled to vote. Proxy Statements solicited by management for which no specific direction is included will be voted "for" the approval of the proposal.


Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE TERMS OF A PRIVATE PLACEMENT OF $3.25 MILLION FOR 6.5 MILLION SHARES OF OUR COMMON STOCK AT A PRICE OF $.50 PER SHARE AND THE TERMS OF OUR AGREEMENT WITH PLACEMENT AGENT CAPITAL GROWTH RESOURCES FOR THIS PRIVATE PLACEMENT.


                                 PROPOSAL NO. 4

                   APPROVAL OF FIRST AMENDMENT AND RESTATEMENT
                        OF THE 2005 STOCK INCENTIVE PLAN
Introduction

     The 2005 Stock Incentive Plan, as amended (the "2005 Plan"), was originally approved by our Board of Directors in October 2005 and by our stockholders in January 2006. In September 2006, our Board of Directors approved, subject to and effective upon stockholder approval, the First Amendment and Restatement of the 2005 Stock Incentive Plan (the "First Amended 2005 Plan"). The First Amended 2005 Plan proposes to increase the shares of our common stock available under the 2005 Plan by 1,000,000 shares or from 1,800,000 to 2,800,000 shares.

     As of the Record Date, 565,878 shares of our common stock remained available for equity awards under the 2005 Plan. We believe that equity awards under our 2005 Plan are a key component to our ability to attract and retain qualified employees, directors and consultants and that the proposed increase in shares under the First Amended 2005 Plan is needed to continue to provide us with the ability to attract and retain qualified employees, non-employee directors and other service providers. If the First Amended 2005 Plan is approved by the stockholders, then it will be effective as of the date of the Annual Meeting. Otherwise, the 2005 Plan, as amended, will remain in effect in its current form, subject to amendment from time to time as provided therein.

     A summary of the First Amended 2005 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the First Amended 2005 Plan which is attached as Appendix B to this Proxy Statement.

Description of the First Amended 2005 Plan

     General. The purpose of the First Amended 2005 Plan is to enable us to attract, retain and motivate our employees and consultants, as well as our non-employee directors, by providing for or increasing the proprietary interests of such employees, consultants or non-employee directors in CytoDyn, Inc. The maximum number of shares of common stock that may be issued pursuant to awards under the 2005 Plan is currently 1,800,000. It is proposed that, through the adoption of the First Amended 2005 Plan, the maximum number of shares of common stock that may be issued pursuant to awards under the 2005 Plan be increased by 1,000,000 shares, or from 1,800,000 to 2,800,000 shares. The above increases in the number of authorized shares is the only proposed changes in the First Amended 2005 Plan to the 2005 Plan currently in effect.

     Shares Reserved for Issuance. Stockholder approval of the First Amended 2005 Plan will authorize us to grant options and/or rights to purchase or otherwise acquire up to an additional 1,000,000 shares, or an aggregate of 2,800,000 shares of common stock.

In the event that all or any portion of any option, restricted stock or performance shares granted or offered under the First Amended 2005 Plan can no longer under any circumstances be exercised or, with respect to restricted stock or performance shares solely, is reacquired by us, the shares of common stock allocable to the unexercised portion of such option or such stock purchase agreement, or, with respect to restricted stock or performance shares solely, the shares so reacquired, will become available for grant or issuance under the First Amended 2005 Plan. Additionally, the number of shares available for issuance under the First Amended 2005 Plan will be subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in our capital structure.

     Administration. The 2005 Stock Incentive Plan is to be administered by an "Administrator," which, under the 2005 Stock Incentive Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors. Subject to the provisions of the 2005 Stock Incentive Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the 2005 Stock Incentive Plan.

     The Board of Directors may from time to time alter, amend, suspend or terminate the 2005 Stock Incentive Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any option granted to such person without his or her consent.

     Eligibility. The 2005 Stock Incentive Plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of CytoDyn or of any parent or subsidiary corporation of CytoDyn, whether now existing or hereafter created or acquired (an "Affiliated Company"), as may be determined by the Administrator. In no event may any employee be granted options under the 2005 Stock Incentive Plan for more than 800,000 shares of our common stock in any one calendar year.

     Terms of Stock Options. As discussed above, the Administrator determines many of the terms and conditions of awards granted under the 2005 Stock Incentive Plan, including whether an option will be an "incentive stock option"
(ISO) or a "non-qualified stock option" (NQSO). Each option is evidenced by any agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2005 Stock Incentive
Plan):

         o Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods as determined by the Administrator and as set forth in the related stock option agreement, provided that options must expire no later than ten years from the date of grant (or five years with respect to ISOs granted to optionees who own more than 10% of the outstanding common stock). Option agreements may also provide that options shall become vested upon the achievement of certain performance goals, as determined by the Administrator.

         o Exercise Price: The exercise price must be at least 100% of the fair market value of a share of common stock at the time such option is granted, provided that the exercise price of any ISO granted to an optionee that owns more than 10% of the outstanding common stock shall not be less than 110% of the fair market value of a share of common stock at the time of grant.

         o Method of Exercise: Payment of the exercise price may be made, in the discretion of the Administrator, in cash, by check, by delivery of shares of our common stock, through a broker-assisted "cashless exercise," or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         o Termination of Service: Options cease vesting on the date of termination of service or the death or disability of the optionee, unless provided otherwise in the applicable option agreement or unless otherwise determined by the Administrator. Under applicable law, ISOs granted under the 2005 Stock Incentive Plan generally expire no later than three months after the termination of the optionee's service, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service due to disability.

         o Change of Control: In the event of a change in control of CytoDyn (as defined in the 2005 Stock Incentive Plan), the Administrator may at its discretion provide for vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

         o Additional Restrictions. No ISOs may be granted to an optionee under the 2005 Stock Incentive Plan if the aggregate fair market value (determined at the time of grant) of the stock with respect to which ISOs first become exercisable by such optionee in any calendar year under our stock option plans and any Affiliated Company exceeds $100,000. To the extent an ISO exceeds this $100,000 limit, that portion of the option in excess of such limitation shall be treated as an NQSO. Options are nontransferable, other than by will and the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by the Code.

Summary of Federal Income Tax Consequences of the 2005 Stock Incentive Plan

     The following is a brief summary of certain federal income tax consequences of participation in the 2005 Stock Incentive Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Stock Incentive Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Stock Options. No taxable income will be recognized by an optionee under the 2005 Stock Incentive Plan upon either the grant or the exercise of an ISO. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an ISO, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an ISO occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an ISO.

     The exercise of an ISO may result in an "adjustment" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an ISO over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an ISO may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the ISO. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

     Non-qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a NQSO under the 2005 Stock Incentive Plan. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by CytoDyn out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a NQSO is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a NQSO, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Tax Withholding. Under the 2005 Stock Incentive Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the 2005 Stock Incentive Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise of an option, or (ii) delivering to us shares of common stock owned by the participant.

                      Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under our existing equity compensation plans as of November 30, 2006:


                                          (a)                (b)                         (c)
                                                                              Number of securities
                                   Number of              Weighted-           remaining available
                                   securities to be       average exercise    for future issuance
                                   issued upon exercise   price of            under equity
                                   of outstanding         outstanding         compensation plans
                                   options, warrants      options, warrants   (excluding securities
Plan category                      and rights             and rights          reflected in column (a))
Equity compensation plans
 approved by security holders         1,096,122           $                           565,878
Equity compensation plans not
approved by security holders (1)        951,100           $                                 0

Total (2)                             2,047,222           $                           565,878

(1) In May 2004 Mr. Ewen was granted 150,000 options as his only compensation for being our Chief Financial Officer. The options vested 50,000 as of May 2005 with exercise price of $.050 per share, 50,000 as of May 2005 with an exercise price of $1.00 per share and 50,000 May 2007 with exercise price of $1.50 per share. To date no options have been exercised. 426,000 warrants were issued to a prior financial representative. 94,500 have been exercised 331,500 remain unexercised. The exercise price is $.30 per share and the warrants expire in 2010. 469,600 warrants were issued to certain friends and family as part of an incentive to participate in our bridge loan financing. The warrants exercise price are $2.50 and they expire in 2010. To date none have been exercised.

(2) As of February 15, 2007, we had: 11,297,264 shares of common stock issued and outstanding; 565,878 shares currently reserved and available for future option grants.

Vote Required

Approval of the proposal to amend the 2005 Stock Incentive Plan increase the amount of stock options we are allowed to issue under the Stock Incentive Plan will require the affirmative vote of the holders of a majority of the Shares present in person or by Proxy Statement at the Annual Meeting and entitled to vote. Proxy Statements solicited by management for which no specific direction is included will be voted "for" the approval of the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE AMOUNT OF SHARES AVAILABLE FOR THE 2005 STOCK INCENTIVE PLAN.

                                  OTHER MATTERS

     We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy Statement to vote the Shares they represent as the Board of Directors may recommend.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Allen D. Allen
                                            ------------------------------------
                                            Allen D. Allen
                                            Chief Executive Officer and Director
Santa Fe, New Mexico
_________________, 2007